Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Media Relations Contact:
Miranda Foster
732-728-5378
mfoster@commvault.com

Commvault Announces Fiscal 2020 Third Quarter Financial Results

Third quarter highlights include:

Third quarter
GAAP Results:
Revenues	$176.4 million
Loss from Operations	$(0.5) million
Operating Margin	(0.3)%
Diluted Loss Per Share	$(0.01)

Non-GAAP Results:
Income from Operations (EBIT)	$28.9 million
EBIT Margin	16.4%
Diluted Earnings Per Share	$0.47

Tinton Falls, N.J. – January 29, 2020 – Commvault [NASDAQ: CVLT] today announced its financial results for the third quarter ended December 31, 2019.

"I am pleased to report that we again delivered results above expectations and that we did it while refreshing our data management portfolio, launching our new SaaS offering, Metallic, and integrating Hedvig, our first major acquisition," said Sanjay Mirchandani, Commvault's President and CEO. "Our ability to achieve these results is a direct reflection of the progress we are making on the simplification, innovation and execution priorities we established at the start of the fiscal year. These priorities will be the foundation for our return to growth."

Total revenues for the third quarter of fiscal 2020 were $176.4 million, a decrease of 4% year over year and an increase of 5% sequentially. Total repeatable revenue was $123.4 million, an increase of 2% year over year and 1% sequentially. Subscription and utility annual contract value (ACV) grew 56% year over year to approximately $140.0 million.

Software and products revenue was $76.6 million, a decrease of 9% year over year, and an increase of 12% sequentially.

Services revenue in the quarter was $99.7 million, flat year over year and an increase of 1% sequentially.

On a GAAP basis, loss from operations was $0.5 million for the third quarter compared to income of $10.4 million in the prior year. The third quarter GAAP results in fiscal 2020 included $4.4 million of transaction expenses associated with the acquisition of Hedvig, Inc. ("Hedvig"), $2.8 million of amortization related to the intangible assets recognized in the acquisition of Hedvig and a portion of the additional compensation expenses related to the retained employees of Hedvig. These expenses have been excluded from our non-GAAP results and are further discussed in Table IV. Non-GAAP EBIT was $28.9 million in the quarter compared to $33.1 million in the prior year.

For the third quarter of fiscal 2020, Commvault reported GAAP net loss of $0.7 million, or $0.01 per diluted share. Non-GAAP net income for the quarter was $21.7 million, or $0.47 per diluted share.

Operating cash flow totaled $0.9 million for the third quarter of fiscal 2020 compared to $31.1 million in the prior year quarter. Operating cash flow in the third quarter of fiscal 2020 included approximately $5.0 million of payments related to Hedvig transaction costs and approximately $8.0 million of severance payments related to recent restructuring actions. Total cash, restricted cash, and short-term investments were $345.0 million as of December 31, 2019 compared to $458.3 million as of March 31, 2019.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Use of Non-GAAP Financial Measures

Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share and subscription and utility annual contract value (ACV). This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided software and products, services and total revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards, as well as restructuring costs and costs related to a non-routine shareholder matter. In fiscal 2020, Commvault also excluded transaction costs related to the acquisition of Hedvig, the noncash amortization of intangible assets and certain costs related to key employees of Hedvig from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

Amortization of intangible assets and transaction costs related to business combinations result from mergers and acquisitions. Expense for the amortization of intangible assets is a noncash item. Commvault believes the exclusion of this amortization expense provides for a useful comparison of operating results to prior periods and to other companies. Business combinations result in non-routine operating expenses which would not otherwise have been incurred in the normal course of business operations. The exclusion of acquisition related expenses allows for financial results that are more indicative of continuing operations and provides for a useful comparison of Commvault's operating results to prior periods and to other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for the limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 27%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, January 29, 2020, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 844-742-4247 (domestic) or 661-378-9470 (international). The live webcast can be accessed under the "Events" section of Commvault's website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault is the recognized leader in data backup and recovery. Commvault’s converged data management solution redefines what backup means for the progressive enterprise through solutions that protect, manage and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,300 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2020 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "C hexagon” logo, Commvault Systems, Commvault HyperScale, ScaleProtect, Commvault OnePass, Unified Data Management, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, APSS, Commvault Edge, Commvault GO, Commvault Advantage, Commvault Complete, Commvault Activate, Commvault Orchestrate, Commvault Command Center, Hedvig, Universal Data Plane, the “Cube” logo, Metallic, the “M Wave” logo, and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Software and products	$76,631	$84,515	$208,900	$229,069
Services	99,720	99,760	297,236	300,461
Total revenues	176,351	184,275	506,136	529,530
Cost of revenues:
Software and products	8,077	6,093	22,938	15,262
Services	22,446	22,760	67,546	68,070
Total cost of revenues	30,523	28,853	90,484	83,332
Gross margin	145,828	155,422	415,652	446,198
Operating expenses:
Sales and marketing	84,563	94,392	252,908	281,502
Research and development	30,503	22,005	77,310	69,751
General and administrative	23,864	20,900	71,124	69,001
Restructuring	2,021	4,953	18,951	13,342
Depreciation and amortization	5,356	2,728	10,681	7,961
Total operating expenses	146,307	144,978	430,974	441,557
Income (loss) from operations	(479)	10,444	(15,322)	4,641
Interest income	786	1,721	4,270	3,760
Income (loss) before income taxes	307	12,165	(11,052)	8,401
Income tax expense (benefit)	957	(1,235)	3,528	2,677
Net income (loss)	$(650)	$13,400	$(14,580)	$5,724
Net income (loss) per common share:
Basic	$(0.01)	$0.29	$(0.32)	$0.12
Diluted	$(0.01)	$0.28	$(0.32)	$0.12
Weighted average common shares outstanding:
Basic	46,028	46,074	45,586	45,803
Diluted	46,028	47,357	45,586	47,674

Table II

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$272,025	$327,992
Restricted cash	8,000	—
Short-term investments	64,988	130,338
Trade accounts receivable	161,626	176,836
Other current assets	18,774	19,836
Total current assets	525,413	655,002

Property and equipment, net	115,972	122,716
Operating lease assets	15,248	—
Deferred commissions cost	31,990	33,619
Intangible assets, net	49,175	—
Goodwill	112,435	—
Other assets	12,335	11,116
Total assets	$862,568	$822,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,069	$2,186
Accrued liabilities	89,474	85,721
Current portion of operating lease liabilities	7,730	—
Deferred revenue	235,513	238,439
Total current liabilities	333,786	326,346

Deferred revenue, less current portion	97,730	99,257
Deferred tax liabilities, net	1,726	2,594
Long-term operating lease liabilities	9,223	—
Other liabilities	2,470	2,953

Total stockholders’ equity	417,633	391,303
Total liabilities and stockholders’ equity	$862,568	$822,453

Table III

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net income (loss)	$(650)	$13,400	$(14,580)	$5,724
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,564	3,040	11,618	9,112
Noncash stock-based compensation	18,974	15,832	48,581	51,586
Deferred income taxes	—	123	—	(150)
Amortization of deferred commissions cost	4,420	4,090	13,150	13,006
Impairment of operating lease assets	145	—	2,195	—
Changes in operating assets and liabilities:
Trade accounts receivable	(32,890)	(39,413)	12,735	(17,918)
Operating lease assets and liabilities, net	(554)	—	(512)	—
Other current assets and Other assets	7,382	5,541	5,586	10,425
Deferred commissions cost	(4,390)	(4,899)	(11,352)	(13,765)
Accounts payable	(1,301)	1,019	(1,726)	637
Accrued liabilities	(1,003)	19,081	(2,018)	5,345
Deferred revenue	5,817	13,164	(6,262)	9,368
Other liabilities	(625)	86	(1,407)	224
Net cash provided by operating activities	889	31,064	56,008	73,594
Cash flows from investing activities
Purchase of short-term investments	—	(32,631)	(32,800)	(98,150)
Proceeds from maturity of short-term investments	32,631	33,006	98,150	99,243
Business combination, net of cash acquired	(157,495)	—	(157,495)	—
Purchase of property and equipment	(454)	(1,106)	(1,911)	(5,104)
Net cash used in investing activities	(125,318)	(731)	(94,056)	(4,011)
Cash flows from financing activities
Repurchase of common stock	—	(54,380)	(40,026)	(92,683)
Proceeds from stock-based compensation plans	24,619	3,203	30,944	32,829
Net cash provided by (used in) financing activities	24,619	(51,177)	(9,082)	(59,854)
Effects of exchange rate — changes in cash	2,210	(4,939)	(837)	(13,115)
Net decrease in cash, cash equivalents and restricted cash	(97,600)	(25,783)	(47,967)	(3,386)
Cash, cash equivalents and restricted cash at beginning of period	377,625	353,181	327,992	330,784
Cash, cash equivalents and restricted cash at end of period	$280,025	$327,398	$280,025	$327,398

Table IV

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures and Other Financial Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$(479)	$10,444	$(15,322)	$4,641
Noncash stock-based compensation (1)	18,265	15,564	46,899	50,104
FICA and payroll tax expense related to stock-based compensation (2)	550	781	1,190	2,384
Restructuring (3)	2,021	4,953	18,951	13,342
Non-routine shareholder matters (4)	—	1,358	7,628	9,113
Acquisition costs (5)	4,356	—	5,639	—
Amortization of intangible assets (6)	2,825	—	2,825	—
Hedvig deferred payments (7)	1,406	—	1,406	—
Litigation settlement (8)	—	—	—	1,400
Non-GAAP income from operations	$28,944	$33,100	$69,216	$80,984

GAAP net income (loss)	$(650)	$13,400	$(14,580)	$5,724
Noncash stock-based compensation (1)	18,265	15,564	46,899	50,104
FICA and payroll tax expense related to stock-based compensation (2)	550	781	1,190	2,384
Restructuring (3)	2,021	4,953	18,951	13,342
Non-routine shareholder matters (4)	—	1,358	7,628	9,113
Acquisition costs (5)	4,356	—	5,639	—
Amortization of intangible assets (6)	2,825	—	2,825	—
Hedvig deferred payments (7)	1,406	—	1,406	—
Litigation settlement (8)	—	—	—	1,400
Non-GAAP provision for income taxes adjustment (9)	(7,069)	(10,637)	(16,313)	(20,204)
Non-GAAP net income	$21,704	$25,419	$53,645	$61,863

Diluted weighted average shares outstanding (10)	46,598	47,357	46,272	47,674
Non-GAAP diluted net income per share	$0.47	$0.54	$1.16	$1.30

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Subscription and Utility Software and Related Support Services	$42,802	$37,425	$115,496	$100,865
Recurring Support and Services	80,641	83,614	243,858	257,061
Total repeatable revenue	$123,443	$121,039	$359,354	$357,926
Percentage of Total Revenues	70%	66%	71%	68%

Perpetual software and product revenue	$44,882	$53,232	$122,851	$142,598
Other professional services	8,026	10,004	23,931	29,006
Total non-repeatable revenue	$52,908	$63,236	$146,782	$171,604
Percentage of Total Revenues	30%	34%	29%	32%

Total Revenue (11)	$176,351	$184,275	$506,136	$529,530

	Measures at period ending ($000s)
	December 31, 2018	March 31, 2019	December 31, 2019
Subscription and Utility Annual Contract Value (12)	$90,000	$105,000	$140,000

	Three Months Ended December 31, 2019
	Americas	EMEA	APAC	Total
Software and Products Revenue	$40,291	$29,107	$7,233	$76,631
Customer Support Revenue	57,856	22,237	10,438	90,531
Professional Services	4,883	2,673	1,633	9,189
Total Revenue	$103,030	$54,017	$19,304	$176,351

	Three Months Ended December 31, 2018
	Americas	EMEA	APAC	Total
Software and Products Revenue	$41,798	$31,073	$11,644	$84,515
Customer Support Revenue	58,575	20,597	9,669	88,841
Professional Services	6,193	3,014	1,712	10,919
Total Revenue	$106,566	$54,684	$23,025	$184,275

	Nine Months Ended December 31, 2019
	Americas	EMEA	APAC	Total
Software and Products Revenue	$107,375	$71,922	$29,603	$208,900
Customer Support Revenue	173,450	65,810	30,756	270,016
Professional Services	14,179	8,035	5,006	27,220
Total Revenue	$295,004	$145,767	$65,365	$506,136

	Nine Months Ended December 31, 2018
	Americas	EMEA	APAC	Total
Software and Products Revenue	$125,290	$70,624	$33,155	$229,069
Customer Support Revenue	178,676	61,399	28,779	268,854
Professional Services	17,467	8,945	5,195	31,607
Total Revenue	$321,433	$140,968	$67,129	$529,530

	Three Months Ended December 31, 2019		Nine Months Ended December 31, 2019
	Sequential	Year Over Year	Year Over Year
Non-GAAP software and products revenue reconciliation
GAAP software and products revenue	$76,631	$76,631	$208,900
Adjustment for currency impact	(469)	405	3,396
Non-GAAP software and products revenue on a constant currency basis (13)	$76,162	$77,036	$212,296

	Three Months Ended December 31, 2019		Nine Months Ended December 31, 2019
	Sequential	Year Over Year	Year Over Year
Non-GAAP services revenue reconciliation
GAAP services revenue	$99,720	$99,720	$297,236
Adjustment for currency impact	(199)	787	4,759
Non-GAAP services revenue on a constant currency basis (13)	$99,521	$100,507	$301,995

	Three Months Ended December 31, 2019		Nine Months Ended December 31, 2019
	Sequential	Year Over Year	Year Over Year
Non-GAAP total revenue reconciliation
GAAP total revenues	$176,351	$176,351	$506,136
Adjustment for currency impact	(668)	1,192	8,155
Non-GAAP total revenues on a constant currency basis (13)	$175,683	$177,543	$514,291

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Cost of services revenue	$635	$705	$2,023	$2,217
Sales and marketing	9,128	8,395	24,133	26,990
Research and development	5,222	2,058	9,226	6,547
General and administrative	3,280	4,406	11,517	14,350
Stock-based compensation expense	$18,265	$15,564	$46,899	$50,104

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in footnote three.

(2)	Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)
In fiscal 2019, Commvault initiated a restructuring plan to increase efficiency in its sales, marketing and distribution functions as well as reduce costs across all functional areas. These restructuring charges relate primarily to severance and related costs associated with headcount reductions, as well as the closure of offices. Restructuring includes stock-based compensation related to modifications of awards granted to former employees. Management believes, when used as a supplement to GAAP results, that the exclusion of these charges will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(4)
During fiscal 2019 and 2020 Commvault incurred costs related to a non-routine shareholder matter. The costs are for professional fees related to the settlement agreement with the shareholder and consulting fees incurred with the operational review which was agreed to as part of the settlement. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will better help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(5)
During the second and third quarters of fiscal 2020, Commvault incurred costs related to the acquisition of Hedvig, Inc. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(6)	Represents noncash amortization of intangible assets.

(7)
In connection with the acquisition of Hedvig Inc., certain Hedvig shareholders will receive cash payments for the 30 months following the date of acquisition, contingent on their continued employment with Commvault. While these payments are proportionate to these shareholders' ownership of Hedvig, under GAAP they are accounted for as compensation expense within Research and development expenses over the course of the 30 month service period. Management believes, when used as a supplement to GAAP results, that the exclusion of these non-routine expenses will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(8)
During the second quarter of fiscal 2019 Commvault incurred costs related to a litigation settlement. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(9)	The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 27%.

(10) For GAAP purposes the potentially dilutive impact of options and shares associated with our stock-based compensation programs were excluded from the calculation of GAAP loss per share in certain periods because they would have been anti-dilutive. For purposes of non-GAAP income per share the impact of dilutive options and shares has been included.

(11) This table includes the following financial metrics that are derived from Commvault’s GAAP recognized revenue:

Subscription and Utility Software and Related Support Services - The amounts included on this line include a) non-cancellable term-based, or subscription, licenses (inclusive of both recognized software and recognized maintenance and support revenues) that expire at the end of the contractual term; and b) “pay-as-you-go” utility arrangements based on product usage (inclusive of both recognized software and maintenance and support revenues) that are structured with no guaranteed minimums. The amount includes both Software and Products Revenue and Services Revenue.

Recurring Support and Services - The amounts included on this line consist primarily of maintenance and support revenues associated with the sale of perpetual software arrangements. This revenue is included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Perpetual Software and Product Revenues - The amounts included on this line are primarily associated with revenue from the sale of perpetual software licenses. These revenues are included in Software and Products Revenue on Commvault’s Consolidated Statement of Operations.

Other Professional Services - The amounts included on this line are primarily revenues associated with Commvault’s installation and consultation services. These revenues are included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Management believes that also reviewing these metrics, in addition to GAAP results, helps investors and financial analysts understand the repeatable nature of certain revenue amounts and trends as compared to prior periods.

Note that nearly all of Commvault’s software and product revenue is related to solutions that are run in the customer’s environment. Commvault currently does not have material revenue related to hosted, or software as a solution products. As a result, as required under ASC 606, substantially all of Commvault’s software and product revenue is recognized at a point in time, when it is delivered to the customer, and not ratably over the course of a contractual period. This is the case for both perpetual software licenses and subscription software licenses.

(12) This table includes the Subscription and Utility Annual Contract Value (ACV) metric that is comprised of:

a.
Subscription ACV - the annualized equivalent of the total contract value (both software and related support services) of all non-cancellable subscription agreements. In recent fiscal periods, the weighted average contract length of subscription agreements has been approximately three years. The total contract value includes all active contracts at the end of each fiscal quarter.

b.	Utility ACV - “pay-as-you-go” utility arrangements based on product usage (inclusive of both software and related support services) that are structured with no guaranteed minimums. The amounts included in Utility ACV have been annualized based on the actual reported quarterly amount in the most recent fiscal quarter.

Management believes that reviewing this ACV metric, in addition to our GAAP results, helps investors and financial analysts understand the value of arrangements that may potentially result in future revenues. Commvault believes this metric normalizes the variations in contractual length among our subscription and utility transactions and will help investors and analysts to track Commvault’s transition to more potentially repeatable revenue streams.

(13) Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the corresponding period of fiscal 2020. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as Adjustment for currency impact in the table above.